SCHEDULE 14C
                                (Rule 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT

           Information Statement Pursuant to Section 14(c) of the
                       Securities Exchange Act of 1934

Check the appropriate box:

[x] Preliminary Information Statement   [  ] Confidential, for use of the
                                             Commission only
[ ] Definitive Information Statement


                          Dickie Walker Marine, Inc.
              -----------------------------------------------
              (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  1) Title of each class of securities to which transaction applies:

  ..................................................................

  2) Aggregate number of securities to which transaction applies:

  ..................................................................

  3) Price per unit or other underlying value of transaction pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

  ..................................................................

  4) Proposed maximum aggregate value of transaction:

  ...................................................................

  5) Total fee paid:

  ...................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:

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  2) Form, Schedule or Registration Statement No.:

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  3) Filing Party:

  ......................................

  4) Date Filed:

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

                          Dickie Walker Marine, Inc.

                              Operating Address
                          Qiaotouhu, Chengguan Town
                    Ninghai City, Zhejiang, China 315611

                               Mailing Address
                     c/o American Union Securities, Inc.
                         100 Wall Street, 15th Floor
                             New York, NY  10005


                            INFORMATION STATEMENT


To the Holders of the Voting Stock:

     The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Dickie Walker Marine, Inc. have given their written consent to a resolution adopted by the Board of Directors of Dickie Walker Marine to amend the certificate of incorporation so as (1) to change the name of the company to "China Stationery and Office Supply, Inc." and (2) to effect a reverse split of Dickie Walker Marine's outstanding common stock in the ratio of five-for-thirty-two. We anticipate that this Information Statement will be mailed on June 26, 2006 to shareholders of record. On or after July 17, 2006, the amendment of the certificate of incorporation will be filed with the Delaware Secretary of State and become effective.

     Delaware corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, Dickie Walker Marine will not hold a meeting of its shareholders to consider or vote upon the amendment of Dickie Walker Marine's certificate of incorporation.



                     WE ARE NOT ASKING YOU FOR A PROXY.
                  YOU ARE REQUESTED NOT TO SEND US A PROXY.

June 26, 2006                                     Wei Chenghui
                                                  Chief Executive Officer

                VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     We determined the shareholders of record for purposes of this shareholder action at the close of business on June 9, 2006 (the "Record Date"). On the Record Date, the authorized voting stock consisted of:

     (1) 50,000,000 shares of common stock, par value $0.001, each of which is entitled to one vote. On the Record Date, there were 16,728,015 shares of common stock issued, outstanding and entitled to vote.
     (2) 500,000 shares of Series A Preferred Stock, par value $0.001, all of which were outstanding on the Record Date. Each share of Series A Preferred Stock may be converted by its holder into 120 shares of common stock, and the holder is entitled to that number of votes. As a result, the voting power of the outstanding shares of Series A Preferred Stock is equal to that of 60,000,000 common shares.

     The following table sets forth the number of Dickie Walker Marine common shares beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of Dickie Walker Marine's common stock on a fully-diluted basis (i.e. assuming conversion of the Series A Preferred Stock), as well as the ownership of such shares by each member of Dickie Walker Marine's Board of Directors and the shares beneficially owned by its officers and directors as a group.

Name and Address of                     Amount and Nature of      Percentage
Beneficial Owner                        Beneficial Ownership(1)   of Class
-----------------------------------------------------------------------------
Wei Chenghui                             43,487,483(2)              56.7%
 c/o Ningbo Binbin Stationery Co. Ltd.
 Qiaotouhu, Chenguan Town
 Ninghai City, Zhejiang, China 315611

Brian Zucker                              3,901,071(3)               5.1%
 c/o American Union Securities, Inc.
 100 Wall Street - 15th Floor
 New York, NY 10005

All directors and officers as a group
 (4 persons)                             50,586,220                 65.9%

Huaqin Zhou                               6,970,800                  9.1%
 136 Hospital Road, Suite 3
 Jiangyang City, Sichuan Province, China

__________________________________

(1)  All shares are owned of record.

(2) Includes 17,267,082 shares (assuming conversion of all Series A Preferred shares) owned of record by Hu Jufen, who is Mr. Wei's spouse.

(3) Includes 3,837,103 common shares (assuming conversion of all Series A Preferred shares) owned of record by American Union Securities, Inc., of which Mr. Zucker is the Chief Financial Officer.

                 AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                     TO CHANGE THE NAME OF THE CORPORATION

     The Board of Directors of Dickie Walker Marine has adopted a resolution to change the name of the corporation from Dickie Walker Marine, Inc. to "China Stationery and Office Supply, Inc." The holders of shares representing a majority of the voting power of Dickie Walker Marine's outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holder of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after July 17, 2006, and it will become effective on the date of such filing (the "Effective Date").

     The primary purpose of the name change is to better represent the corporation's business. The corporation recently acquired 90% of the capital stock of Ningbo Binbin Stationery Co., Ltd. ("Binbin"), a corporation organized under the laws of the People's Republic of China. Binbin manufactures and markets office supplies, including stationery, hole punchers, staplers, pens and pencils, rubber stamps, felt markers, and numerous other items, all of which are sold through a worldwide network of
distributors.   Because the corporation's primary business will be the
business carried out by Binbin, the Board of Directors and majority shareholders have determined to change the corporation's name to better indicate the nature of the corporation's business.

                        EXCHANGE OF STOCK CERTIFICATE

     Certificates for the corporation's common stock that recite the name "Dickie Walker Marine, Inc." will continue to represent shares of the corporation after the Effective Date. If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name "China Stationery and Office Supply, Inc." after the Effective Date, he may do so by surrendering his certificate to the corporation's Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee. Dickie Walker Marine's Transfer Agent is:

                       Corporate Stock Transfer, Inc.
                       3200 Cherry Creek Drive South, Suite 430
                       Denver, CO 80209
                       303-282-4800
                       303-282-5800 (fax)

               AMENDMENT OF THE CERTIFICATE OF INCORPORATION
            TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON STOCK

     The Board of Directors of Dickie Walker Marine has unanimously adopted a resolution to amend the Certificate of Incorporation to effect a reverse split of Dickie Walker Marine's outstanding common stock at a ratio of 5:32 (the "Reverse Split"). The holders of shares representing a majority of the voting power of Dickie Walker Marine's outstanding voting stock have given their written consent to the resolution. Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders' approval. We will file the Amendment with the Secretary of State of Delaware on or after July 17, 2006, and it will become effective on the date of such filing (the "Effective Date").

     The Amendment to the Certificate of Incorporation provides that each thirty-two shares of common stock outstanding on the Effective Date will be exchanged for five post-Reverse Split shares of Dickie Walker Marine common stock ("New Common Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will be issued one whole share of New Common Stock in lieu of the fraction.

                REASONS FOR APPROVING THE REVERSE STOCK SPLIT

     In partial exchange for the equity in Binbin, Dickie Walker Marine has recently issued shares of Series A Preferred Stock that are convertible into 60,000,000 shares of common stock. That number, together with the currently issued and outstanding shares of common stock, exceeds the number of shares of common stock authorized for issuance by the corporation's certificate of incorporation. As a result of the Reverse Split, the corporation will have an adequate number of authorized but unissued shares of common stock available for issuance upon conversion of the Series A Preferred Stock.

     Other than the conversion of the Series A Preferred Stock, the Board of Directors does not have any specific plan, commitment, arrangement, understanding or agreement, oral or written, that contemplates the issuance of additional shares after the Reverse Split. However, the Board of Directors believes that the Reverse Split is appropriate for two general reasons:

     * Dickie Walker Marine intends to raise capital to fund the operations of Binbin. In connection with such financing activities, Dickie Walker Marine is likely to issue a significant number of shares of common stock. The Reverse Split will make authorized shares available for that purpose.
     * Unless the number of outstanding shares is reduced by the Reverse Split, the number of shares outstanding upon conversion and/or upon the issuance of additional shares to investors will be so great that the per share value of the corporation's stock will be very small. The Board of Directors believes that it will not be in the best interests of the corporation to have a very low per share stock price. The Board hopes that the Reverse Split will result in a higher per share market price of the common stock.

     A low stock price can have the effect of reducing the liquidity of a corporation's stock. If a security does not trade on a stock exchange and has a market price that is less than $5.00 per share, the stock qualifies as a "penny stock." SEC Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." Most institutional investors will not invest in penny stocks, and many brokerage firms will discourage their customers from purchasing penny stocks and will not recommend a penny stock to their customers. Additionally, the brokerage commissions on the purchase or sale of stock with a relatively low per share price generally tend to represent a higher percentage of the sales price than the commission charges on a stock with a relatively high per share price.
The Board of Directors believes these issues are best addressed by increasing the value per share of the common stock, which will occur as a result of the Reverse Split.

     After the Reverse Split and the conversion of the Series A Preferred Stock, there will be 50,000,000 common shares authorized and approximately 11,988,752 common shares outstanding. The Board of Directors will be authorized to issue the remaining 38,011,248 shares of Common Stock without having to obtain the approval of the Corporation's shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that Dickie Walker Marine obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Dickie Walker Marine. The issuance of the additional shares could also result in the dilution of the value of common shares now outstanding, if the terms on which the shares were issued were less favorable than the current market value of Dickie Walker Marine' Common Stock.

     The amendment of the Certificate of Incorporation to effect the Reverse Split, with the resulting increase in the authorized but unissued common stock, is not being done for the purpose of impeding any takeover attempt, and Management is not aware of any person who is acquiring or plans to acquire control of Dickie Walker Marine. Nevertheless, the power of the Board of Directors to provide for the issuance of shares without shareholder approval has potential utility as a device to discourage or impede a takeover of Dickie Walker Marine. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands could make Dickie Walker Marine unattractive to the party seeking control of Dickie Walker Marine. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

         GENERAL EFFECT OF THE REVERSE STOCK SPLIT ON CAPITAL STOCK

     The New Common Stock will not be different from the common stock held by Dickie Walker Marine's stockholders prior to the Reverse Split. The stockholders will have the same relative rights following the Effective Date as they had prior to the Effective Date, except to the extent the proportion of shares that they own is affected by the rounding up of fractional shares.

                       EXCHANGE OF STOCK CERTIFICATE

     On the Effective Date, the outstanding certificates representing shares of Dickie Walker Marine' common stock will be automatically converted into certificates representing shares of New Common Stock. It is not necessary for a shareholder to obtain a replacement certificate in order to be registered in the record books of the corporation as the owner of the appropriate number of shares of New Common Stock. Every shareholder who wishes to receive a replacement certificate, however, may do so by surrendering to the Transfer Agent his certificate representing shares of pre-Reverse Split common stock. In exchange, he will receive a replacement certificate representing the appropriate number of shares of New Common Stock. The name and address of the Transfer Agent are stated above.

                          NO DISSENTERS RIGHTS

     Under Delaware law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Information Statement.

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